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                                                                Exhibit 10.19
                                                                -------------


                                                  ConAgra, Inc.
                                                  One ConAgra Drive
                                                  Omaha, NE 68102-5001
                                                  Phone: (402) 595-4000


                                   February 16, 1998

Bruce Rohde
President and
  Chief Executive Officer
ConAgra, Inc.
One ConAgra Drive
Omaha, Nebraska 68102-5001

Dear Bruce:

     This letter will constitute an amendment of the terms and conditions of the employment agreement between you and ConAgra dated August 26, 1996 (the "Agreement"). First, the definition of "accrued benefits" in Section 5.1(ii), applicable in part in connection with the events described in Sections 5.1 and 5.2, is amended to read as follows: all options previously granted to Executive in connection with the LTSMIP shall become fully vested and exercisable during the remainder of the term of such options, and all options granted in accordance with Section 3.5 above shall become fully vested and exercisable during the remainder of the term of such options. Second, pursuant to Section 4.2 of the Agreement, you shall be credited with 92 months of additional service for purposes of determining your benefits payable and for vesting qualification under ConAgra's nonqualified pension plan and related benefit plans. Third, in the event of a termination by ConAgra without Cause or by you for Good Reason (as described in Section 5.2 of the Agreement), you may elect to receive your benefits under ConAgra's nonqualified pension plan in a lump sum.

     Subject to the amendments referenced above, all of the other terms and conditions of your Agreement are hereby ratified and affirmed. If you are in agreement with the amendments set forth above, please so indicate by signing below and returning an executed original of this letter to me for placement in the files of the Human Resources Committee of ConAgra's Board of Directors.

                                   Sincerely,


                                   /s/ Philip B. Fletcher
                                   _____________________________
                                   Philip B. Fletcher, Chairman
                                     of the Board of Directors

Acknowledged and Agreed to:

  /s/ Bruce Rohde
___________________________
Bruce Rohde


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